EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the common stock of Bristow Group Inc., a Delaware corporation, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 23rd day of May, 2019.

CITADEL SECURITIES LLC By: /s/ Guy Miller Guy Miller, Authorized Signatory	CITADEL ADVISORS LLC By: /s/ David Glockner David Glockner, Authorized Signatory
CALC III LP By: /s/ Guy Miller Guy Miller, Authorized Signatory	CITADEL ADVISORS HOLDINGS LP By: /s/ David Glockner David Glockner, Authorized Signatory
CITADEL SECURITIES GP LLC By: /s/ Guy Miller Guy Miller, Authorized Signatory	CITADEL GP LLC By: /s/ David Glockner David Glockner, Authorized Signatory
KENNETH GRIFFIN By: /s/ David Glockner David Glockner, attorney-in-fact*

*	David Glockner is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Advisors LLC on Schedule 13G for Roku, Inc. on January 17, 2018.